SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2019

COMMUNITY FIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	001-38074	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 786-7088

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2019, the Boards of Directors of Community First Bancshares, Inc. and its wholly-owned subsidiary, Newton Federal Bank, extended the terms of the Employment Agreements with each of Johnny S. Smith, President and Chief Executive Officer, Gregory J. Proffitt, Executive Vice President and Chief Operations Officer, Tessa M. Nolan, Senior Vice President and Chief Financial Officer, and Kenneth D. Lumpkin, Executive Vice President and Chief Lending and Marketing Officer, such that the term of the Employment Agreements expires on September 1, 2022 (with respect to Mr. Smith) and September 1, 2021 (with respect to Messrs. Proffitt and Lumpkin and Ms. Nolan). There were no other changes to the Employment Agreements.

Item 9.01	Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMMUNITY FIRST BANCSHARES, INC.

DATE: July 31, 2019	By:	/s/ Johnny Smith
Johnny Smith
President and Chief Executive Officer